[****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE RIGISTRANT IF PUBLICLY DISCLOSED.

Exhibit 4.5

Execution Copy

MASTER LOAN AGREEMENT

This Master Loan Agreement (“Agreement”) is made on January 5th, 2022 (“Effective Date”) by and between Bullish Global (“Borrower”), a Cayman Limited Company, and Galaxy Digital LLC (“Galaxy” or “Lender”) a limited liability company organized and existing under the laws of the state of Delaware, with its principal place of business at 101 Hudson Street FL 21, Jersey City, NJ 07302.

RECITALS

WHEREAS, subject to the terms and conditions of this Agreement, Borrower may, from time to time, seek to initiate a Loan transaction pursuant to which Lender may lend Dollars to Borrower in exchange for Digital Currency, and whereas Borrower will return such Dollars to Lender and Lender will return such Digital Currency to Borrower, as set forth herein, upon termination of the Loan.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lender hereby agree as follows:

I.	Definitions

“Affiliate” means, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Airdrop” means a distribution of a new token or tokens resulting from the ownership of a separate token. For the purposes of this Agreement, an “Applicable Airdrop” is an Airdrop for which the distribution of new tokens can be definitively calculated according to its distribution method, such as a pro rata distribution based on the amount of the relevant Digital Currency held at a specified time. A “Non-Applicable Airdrop” is an Airdrop for which the distribution of new tokens cannot be definitively calculated.

“Applicable Law” means (in respect of any jurisdiction applicable to the Borrower or Lender) any applicable (i) federal, national, state and local laws, ordinances, regulations, orders, statutory instrument, rules, treaties, codes of practice, guidance notes, policy statements, customary laws, decrees, injunctions, or judgments and (ii) ruling, declaration, regulation, requirement, request or interpretation issued by any (or any quasi-) regulatory, judicial, administrative or governmental body or person.

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“Authorized Agent for Borrower” means any agent or agents authorized by Borrower to deliver Lending Requests in accordance with the terms of the Agreement, as identified in Exhibit A.

“Borrow Fee” means the fee required to be paid by Borrower to the Lender for the Loan.

“Borrowed Amount” means the amount of any Borrowed Asset borrowed pursuant to this Agreement, as agreed upon by Borrower and Lender.

“Borrowed Asset” means the Dollars to be borrowed pursuant to this Agreement, as agreed upon by Borrower and Lender.

“Business Day” means a day on which Galaxy and Borrower is open for business. [****]

“Callable Option” means the Borrower and Lender each have the option to redeliver or recall an Open Deal Loan (as defined below) at any time during the term of the deal.

“Cash Collateral” means Dollars that have been deposited as Collateral.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the Digital Currency pledged by Borrower to Lender used to secure a Loan (as defined below), as determined and agreed upon by Borrower and Lender

“Confidential Information” means proprietary, confidential or private information, data or material (in whatever form maintained, whether documentary, computerized, electronic, oral or otherwise) disclosed by Borrower (or any of its Affiliates or its or their members, principals, representatives, agents or advisors) to Lender under or in connection with this Agreement (or any Loan Documents), including, without limitation, (a) if in tangible form, such information, data or material marked as proprietary, confidential or private; (b) if oral, such information, data or material identified as proprietary, confidential, or private; or (c) in all cases, such information, data or material in any form, which upon receipt by Lender should reasonably be understood to be proprietary, confidential or private. Confidential Information includes, without limitation, any written statement of Bullish Global Consolidated’s Total Shareholders’ Equity provided to Lender, Borrower’s wallet addresses, and any Lending Request or Loan Term Sheet.

“Confirmation Protocol” means the requirement that the Transfer of a Digital Currency, may not be deemed settled and completed until (i) the transaction has been recorded in a block and at least four (4) subsequent blocks have been added to the applicable blockchain; or (ii) the transaction has met a different protocol for a specific Digital Currency, which may be agreed upon by the parties and added hereto as an additional exhibit to this Agreement.

“Digital Currency” means Bitcoin (BTC), Bitcoin Cash (BCH), Ether (ETH), Ether Classic (ETC), or Litecoin (LTC), any Resulting Currency and any additional digital currency that the Borrower and Lender agree upon in writing.

[****]

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“Digital Currency Address” means an identifier of alphanumeric characters that represents a possible destination for a Transfer of Digital Currency.

“Dollars” and “$” mean lawful money of the United States of America.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, and (b) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Fees” mean the Borrow Fee (as may be increased by any Late Fee).

“Fork” means a permanent divergence in the relevant Digital Currency block chain, that commonly occurs when non-upgraded nodes are unable to validate blocks created by upgraded nodes that follow newer consensus rules.

“Governmental Authority” means (in respect of any jurisdiction applicable to the Borrower or Lender) the government of any nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hard Fork” means a software update implemented by a blockchain or cryptocurrency’s network nodes that is incompatible with the existing blockchain protocol, causing a permanent split into two separate networks that run in parallel.

“Late Fee” means an additional fee charged to Borrower in accordance with Section III.B.

“Lending Request” means a request to Lender from Borrower for a Borrowed Asset, pursuant to the terms of this Agreement and the relevant Loan Term Sheet, attached as Exhibit B hereto.

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“Lien” means any security interests, liens, mortgages, hypothecations, pledges, claims (pending or threatened), rights of first refusal, charges, escrows, encumbrances or similar rights.

“Liquidity Exchanges” means the following three (3) exchanges reporting prices for a Digital Currency that constitutes Collateral: [****]; provided, if at any time any of such exchanges shall not report prices for such Digital Currency, the parties shall designate such replacement exchange(s) by written supplement hereto.

“Loan” means an actual loan of a Borrowed Asset, made pursuant to and subject to this Agreement.

“Loan Documents” shall mean this Agreement, all Lending Requests and all exhibits and schedules hereto.

“Loan Effective Date” means the date upon which a Loan begins.

“Loan Term Sheet” means the Loan Term Sheet form attached hereto as Exhibit B, which form shall be utilized to memorialize the specific and final terms of any Loan pursuant to this Agreement. In the event of any conflict of terms between this Agreement and the terms applicable within a Loan Term Sheet, the terms in the relevant Loan Term Sheet shall govern.

“Margin Call Notice” means a written notice sent by Lender to Borrower pursuant to the Margin Call section in this Agreement.

“Margin Refund Notice” means a written notice sent by Borrower to Lender pursuant to the Margin Refund section in this Agreement.

“Market Disruption Event” means any event, circumstance, occurrence or condition affecting holders of the applicable Digital Currency as a class that is beyond a party’s control and that restricts such party from performing its obligations under this Agreement in the normal course by exercising commercially reasonable efforts, including but not limited to, for example, 51% attacks , mining of empty blocks, or no blocks are produced at all, in each case, on the applicable blockchain network pertaining to such Digital Currency.

“Maturity Date” means the date upon which a Loan is terminated.

“Open Deal” means a Loan without a Maturity Date where Borrower may redeliver the Dollars, and Lender may recall the Borrowed Asset, at any time, subject to this Agreement.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other

[****]

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than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in this Agreement).

“Recall Amount” shall mean the portion of a Borrowed Asset subject to recall pursuant to a Callable Option, as further described in the Callable Option section of this Agreement.

“Recall Delivery Day” shall mean the [****] from the Recall Request Day (as such term is defined below) unless otherwise agreed to and defined in the relevant Loan Term Sheet.

“Recall Request Day” shall be as defined in the Callable Option Section of this Agreement.

“Resulting Currency” means a Digital Currency issued as a result of a Hard Fork.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to Tax or penalties applicable thereto.

“Term” shall have the meaning set forth in the “Term and Termination” section of this Agreement.

“Term Deal” means a Loan with a pre-determined Maturity Date, where only Borrower can return the Borrowed Asset prior to maturity.

“Total Shareholders’ Equity” means, [****]

“Transfer” shall mean, as applicable, the delivery of the Borrowed Asset, as applicable, by Lender or Borrower hereunder.

II.	General Operation.

(a)	Loans of Dollars

Subject to the terms and conditions hereof, Borrower may, in its sole and absolute discretion, request that the Lender extend a Loan to Borrower for a Borrowed Asset (as defined above, a specified amount of Dollars), and Lender may, in its sole and absolute discretion, extend such Loan or decline to extend such Loan.

[****]

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(b)	Loan Procedure

From time to time during the Term of this Agreement, on a Business Day (the “Request Day”) an Authorized Agent of Borrower may by email, directed to the Lender email address identified for such requests in Exhibit A, make a Lending Request for a Borrowed Asset using the Loan Term Sheet attached as Exhibit B hereto. Lender shall by email, directed to an Authorized Agent identified in Exhibit A, inform Borrower whether Lender agrees to make such a Loan by [****]. If Borrower does not receive an email informing it of Lender’s agreement within such period, Borrower’s Lending Request is withdrawn.

As part of its Lending Request, Borrower shall provide the following information:

(i)	The type of Borrowed Asset requested;

(ii)	the amount of Borrowed Asset requested;

(iii)	whether the Loan is a Term Deal or an Open Deal;

(iv)	the Loan Effective Date;

(v)	the Maturity Date (if a Term Deal); and

(vi)	the other information on the Loan Term Sheet.

If Lender agrees to make a Loan, Lender shall transfer to Borrower’s bank account by bank wire, in immediately available funds, the amount of US Dollars as such bank wire instruction is set forth in the Lending Request, on the date of the Lending Request, or such other time and day as may be agreed between the Lender and the Borrower from time to time.

The specific and final terms of a Loan shall be memorialized using the Loan Term Sheet. In the event of a conflict of terms between this Agreement and a Loan Term Sheet, the terms in the Loan Term Sheet shall govern.

(c)	Callable Option and Voluntary Prepayments

Applicable to Open Deal Loans, Lender [****] (the “Recall Request Day”) exercise the Callable Option and recall all or any portion of a Borrowed Asset loaned to Borrower (the “Recall Amount”). Borrower will then have until [****] on the “Recall Delivery Day”, to deliver the Recall Amount.

Borrower may [****] (the “Redelivery Day”) exercise the Callable Option or otherwise voluntarily prepay a Loan and deliver all or any portion of any Borrowed Asset loaned to Borrower.

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(d)	Termination of Loan

Loans will terminate:

(i)	If a Term Deal, upon redelivery by Borrower of all of the Borrowed Asset at the Maturity Date or sooner;

(ii)	If a Term Deal prior to the Maturity Date, upon redelivery by Borrower of all of the Borrowed Asset [****], if applicable;

(iii)	If an Open Deal, upon redelivery by Borrower of all of the Borrowed Asset once the Borrower or Lender exercises the Callable Option; or

(iv)	At the end of the Term as set forth in this Agreement.

(e)	Redelivery of Borrowed Asset

Upon termination of a Loan according to this Agreement, the Borrower shall commence redelivery of the Borrowed Asset on or before [****] of the applicable Business Day (i.e., the Maturity Date, the Recall Delivery Day, or the Redelivery Day).

(f)	Treatment of Digital Currency in an Illiquid Market

If the market in a Digital Currency that constitutes Collateral becomes Illiquid (as defined below), a party may repay the Loan or return Collateral, as applicable, in Dollars at the Illiquid Market Spot Rate (as defined below). The market in the Digital Currency is “Illiquid” if the [****]. If the market is Illiquid, a party shall pay, on the applicable Maturity Date or Recall Delivery Date, an amount in Dollars equal to the average price on the Liquidity Exchanges (measured at [****]) of the relevant Digital Currency during [****] including and prior to the determination of an Illiquid market in the Digital Currency (the “Illiquid Market Spot Rate”). Notwithstanding the forgoing or anything in this Agreement to the contrary, a party may always satisfy its repayment or delivery obligations pertaining to Digital Currency in this Agreement by repaying or delivering the applicable amount of Digital Currency.

(g)	Changes in Applicable Laws.

If because of changes in Applicable Laws (“Government Restrictions”), a party’s ability to transfer or own Collateral is declared illegal:

(1)

if possible under the Government Restrictions and where a Market Disruption Event is not in effect, including, without limitation, during any notice or grace period, a party shall pay any amounts owed in the relevant Digital Currency (i.e., Digital Currency of the same type and running on the same blockchain network as the Collateral);

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(2)	if return is not possible under the Government Restrictions, a party shall pay an amount in Dollars [****] prior to the effective date of the Government Restrictions;

(3)	it is agreed that, after the payment in full pursuant to sub-section (1) or (2) above, this Agreement shall terminate.

III.	Borrow Fees and Transaction Fees.

(a)	Borrow Fee Calculation

When a Loan is executed, the Borrower will be responsible for payment of the Borrow Fee as agreed to in the relevant Loan Term Sheet, and the Borrow Fee shall be annualized but calculated daily on the basis of a 360-day year for the actual number of days elapsed, and is subject to change if agreed to by Borrower and Lender. The Borrow Fee shall be paid in Dollars.

Lender shall calculate any Borrow Fees owed [****], and shall provide Borrower with the calculation upon request.

(b)	Late Fee

For each Calendar Day in excess of the Maturity Date or the Recall Delivery Day (whichever is applicable) in which Borrower has not returned the Borrowed Asset, the Borrow Fee paid above shall be increased by [****] (the “Late Fee”) (annualized, calculated daily). The Late Fee shall be payable, unless otherwise agreed by the Borrower and Lender, in Dollars.

(c)	[****]

(d)	Payment of Fees

An invoice for Borrow Fees (plus any Late Fees) (the “Invoice Amount”) shall be sent out by Lender and shall include any Borrow Fees incurred from the previous month. Borrower shall have up to [****] to submit payment for the invoice (the “Invoice Due Date”). Fees unpaid by the Invoice Due Date shall also become subject to a Late Fee, commencing the day after the Invoice Due Date.

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(e)	Application of Payments

Borrower shall, at the time of making each payment under this Agreement, specify to the Lender the Loan to which such payment is to be applied. In the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply the payment in such manner as it may determine to be appropriate in its sole discretion.

(f)	Application of Insufficient Payments

If at any time insufficient amounts are received by the Lender to pay fully all amounts of principal, Fees, and other amounts then due and payable hereunder, such payment received shall be applied (i) first, to pay Fees then due and payable hereunder, (ii) then, to pay principal then due and payable hereunder, and (iii) then, to pay other amounts then due and payable under this Agreement.

(g)	Non-Business Days

If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day and, in the case of any payment accruing Fees such Fees shall be payable for the period of such extension.

(h)	Computations

Fees shall be computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which payable. For purposes of this Agreement, Fees, Digital Currencies shall be deemed to have been Transferred by one party to the other when the applicable Confirmation Protocol for the relevant Digital Currency has been completed. If the requirements of the Confirmation Protocol are not met by [****] the Transfer shall be deemed to have been made on the following Business Day. Calculation of Fees shall be based on the date when the relevant Transfer is deemed to have occurred.

(i)	Taxes

[****]

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IV.	Collateral Requirements

(a)	Collateral

[****]

[****]

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[****]

[****]

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[****]

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(d)	Default or Failure to Return Loan

In the event that Borrower does not return the Loan upon Termination or upon the occurrence and continuance of an Event of Default (as such term is defined pursuant to this Agreement), Lender, upon notice to Borrower, shall be entitled to declare the Loan to be due and payable, and to transfer that portion of the Collateral from the Collateral account to Lender’s operating account necessary for the payment of any liability or obligation or indebtedness created by this Agreement, [****]

(e)	Return of Collateral

Upon Borrower’s redelivery of the Loan, Lender shall promptly initiate the return of the Digital Currency constituting the Collateral (i.e., Digital Currency of the same quantity, type, and running on the same blockchain network), and all proceeds thereof, including any New Tokens resulting from a Hard Fork or Applicable Airdrop, to the Borrower’s wallet address.

(f)	[****]

V.	Hard Fork

(a)	Notification

In the event of a Hard Fork or an Airdrop in the blockchain for any loaned Digital Currency or Collateral, Lender shall provide email notification to Borrower.

(b)	No Immediate Termination of Loans Due to Hard Fork

In the event of a Hard Fork or an Airdrop with regards to any Collateral, any outstanding Loans will not be immediately terminated.

(c)	Redelivery of Digital Currency

[****]

For purposes of this agreement, a Hard Fork or Airdrop will have been deemed to have occurred if [****] are met:

•	Hash Power: [****]

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•	Market Capitalization: [****]

•	24-Hour Trading Volume: [****]

•	Wallet Compatibility: [****]

[****]

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VI.	Representations and Warranties.

(a) The Borrower represents to the Lender on the date hereof and on the date of each Loan Request made to the Borrower hereunder that this Agreement has been duly and validly authorized, executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and subject to the availability of equitable remedies) and will not contravene (a) the constitutive documents of Borrower, (b) any material Applicable Law, and (c) any material judgment, award, injunction or similar legal restriction.

(b) Each party represents that no license, consent, authorization or approval or other action by, or notice to or filing or registration with, any Governmental Authority (including any foreign exchange approval), and no other third-party consent or approval, is necessary for the due execution, delivery and performance by such party of this Agreement or for the legality, validity or enforceability thereof against such party.

(c) Each party hereto represents and warrants that it has not relied on the other for any tax or accounting advice concerning this Agreement and that it has made its own determination as to the tax and accounting treatment of any Loan or any Digital Currency or funds received hereunder.

(d) Borrower represents and warrants that it has or will have at the time of transfer of any Digital Currency as Collateral, the right to transfer such Collateral subject to the terms and conditions hereof, that it owns the Collateral, free and clear of all liens (other than the liens granted to Lender and customary liens in favor of any custodian) and that the Collateral has been acquired in accordance with all Applicable Laws.

(e) Lender represents and warrants that it has or will have at the time of return of any Digital Currency, the right to transfer such Digital Currency subject to the terms and conditions hereof, and, free and clear of all Liens and encumbrances other than those arising under this Agreement and that the Digital Currency that it will return has been acquired in accordance with all Applicable Laws.

(f) Borrower represents and warrants that it is an “eligible contract participant” as such term is defined in the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

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(g) Lender represents and warrants that it is an “eligible contract participant” as such term is defined in the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

[****]

VII.	Default.

It is further understood that the following defaults shall constitute events of default hereunder and are hereinafter referred to as an “Event of Default” or “Events of Default”:

(a)	the failure of the Borrower to [****]

(b)

a material default in the performance by Borrower of any of the other agreements, conditions, covenants, provisions or stipulations contained in any of the Loan Documents (including any breach of Section XI) that is continuing until the earlier of [****] after written notice thereof by Lender;

(c)	any failure of the Borrower to provide Additional Collateral when due pursuant to the terms of this Agreement;

(d)

Borrower consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganizes, reincorporates or reconstitutes into or as another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganization, reincorporation or reconstitution the resulting, surviving or transferee entity is either not the Borrower or such other fails to assume all the obligations of Borrower under this Agreement;

(e)

any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors or dissolution proceedings shall be instituted by or against the Borrower and shall not be dismissed within [****] of their initiation; or

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[****]

(c)	[Reserved]

(d)	[****]

(e)	Failure to Deliver Requested Documents On Or Before Required Delivery Date

Borrower fails to deliver (i) a written statement of its Total Shareholders’ Equity within [****], or (ii) [****] of the Borrower, and such failure is not remedied [****] following notice from Lender of such failure; or

IX.	Remedies.

[****]

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X.	Limitation of Liability.

[****]

XI.	Documents to be Delivered.

As soon as practicable after the execution of this Agreement, and within [****] after the end of each fiscal year, Borrower shall provide [****].

Borrower shall also provide a copy of [****].

XII.	Rights and Remedies Cumulative.

No delay or omission by the Lender in exercising any right or remedy hereunder shall operate as a waiver of the future exercise of that right or remedy or of any other rights or remedies hereunder. All rights of the Lender stated herein are cumulative and in addition to all other rights provided by law, in equity.

XIII.	Collection Costs.

In the event Borrower fails to pay any amounts due or to return any Borrowed Asset hereunder, the Borrower shall pay to the Lender upon demand [****].

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XIV.	Passwords and Security.

Each party is responsible for maintaining adequate security and control of any and all passwords, private keys, and any other codes that it uses to Transfer or receive Digital Currencies hereunder. Each party will be solely responsible for the private keys that it uses to make the Transfers and maintaining secure back-ups. Each party will promptly notify the others of any security breach of its accounts, systems or networks as soon as possible. Each party will cooperate with the other party in the investigation of any suspected unauthorized Transfers or attempted Transfers using a party’s account credentials or private keys, and any security breach of a party’s accounts, systems, or networks, and provide the other party with the results of any third-party forensic investigation that it may undertake. Each party will be responsible for any unauthorized Transfers made utilizing its passwords, private keys, and any other codes it uses to make or receive Transfers.

XV.	Governing Law; Dispute Resolution.

This Agreement is governed by, and shall be construed and enforced under, [****]. If any proceeding is brought for the enforcement of this Agreement, then the successful or prevailing party shall be entitled to recover attorneys’ fees and other costs incurred in such proceeding in addition to any other relief to which it may be entitled.

XVI.	Notices.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement shall be in writing and shall be personally delivered or sent by Express mail, certified mail (postage prepaid, return receipt requested), overnight courier, or electronic mail (at such email addresses as a party may designate in accordance herewith) to the applicable address set forth in Exhibit A.

XVII.	Modifications.

All modifications or amendments to this Agreement shall be effective only when reduced to writing and signed by both parties hereto.

XVIII.	Entire Agreement.

This Agreement and each exhibit referenced herein constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior negotiations, understandings and agreements.

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XIX.	Successors and Assigns.

(a)

This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that neither Borrower nor Lender may assign this Agreement or any rights or duties hereunder without the prior written consent of the other party.

(b)

Any assignment or other transfer by the Lender of its rights and duties hereunder shall not be effective until this Agreement is amended to reflect the name of the relevant successor or assign. Until such time the Lender shall be treated as the Lender hereunder for all purposes of this Agreement. The Lender may not participate any Loan hereunder without the consent of the Borrower.

XX.	Severability of Provisions.

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

XXI.	Counterpart Execution.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by email or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by email or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

XXII. Relationship of Parties.

Nothing contained in this Agreement shall be deemed or construed by the parties, or by any third party, to create the relationship of partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of Borrower and Lender.

XXIII. Term and Termination.

The Term of this Agreement shall commence on the date hereof for a period of [****], and shall

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[****], unless either party provides notice of a desire to terminate the contract [****]. The foregoing notwithstanding, this Agreement may be terminated as otherwise set forth in this Agreement, or [****].

[****]

XXIV.	Miscellaneous.

Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. The section headings are for convenience only and shall not affect the interpretation or construction of this Agreement. The Parties acknowledge that the Agreement and any Loan is the result of negotiation between the Parties which are represented by sophisticated counsel and therefore none of the Agreement’s provisions will be construed against the drafter.

XXV.	Confidentiality

[****]

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[signature page follows]

[****]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

LENDER:

GALAXY DIGITAL LLC

By:	[****]
Name:	[****]
Title:

BORROWER:

BULLISH GLOBAL

By:	[****]
Name:	[****]
Title:	[****]

[****]

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EXHIBIT A

NOTICE INFORMATION

The following Notice Information is applicable to the Master Loan Agreement (the “Agreement”) entered into between BULLISH GLOBAL (“Borrower”) and GALAXY DIGITAL LLC on January 5th, 2022.

Authorized Agents Appointed by Borrower.

Borrower shall, from time to time, identify its Authorized Agents by notice given to Lender at: [****].

Lender Designated Email Address for Receipt of Lending Requests:

[****]

Borrower Notice Information for Margin Call Notices and related issues:

Bullish Global

[****]

Lender Notice Information for Margin Refund Notices and related issues:

Name: Galaxy Digital LLC

[****]

Legal Notice Information for Borrower and Lender:

For Borrower:

Bullish Global

[****]

[****]

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For Lender:

Galaxy Digital LLC

[****]

Either party may change its address by giving the other party written notice of its new address using the Legal Notice Information above.

[****]

EXHIBIT B

LOAN TERM SHEET

This Loan Term Sheet dated January 5th, 2022 incorporates all of the terms of the Master Loan Agreement entered into by BULLISH GLOBAL (“Borrower”) and GALAXY DIGITAL LLC (“Galaxy”) on January 5th, 2022, as amended from time to time, and the following specific Loan terms:

Borrower:	BULLISH GLOBAL

Lender:	GALAXY DIGITAL LLC

Dollar Amount of Loan:	[****]

Borrow Fee:	[****]

Origination Fee:	[****]

Loan Term:	6 months

Initial Collateral Level:	[****]

Type Collateral:	[****]

[****]	[****]

Margin Call Rate:	[****]

Urgent Margin Call Rate:	[****]

Margin Refund Rate:	[****]

Early Prepayment Penalty:	[****]

Bullish	Global Bank Account Details

Lender shall deposit the Borrowed Asset to Borrower to the following bank account of Borrower:

Account Title: BULLISH GLOBAL

[****]

[****]

Galaxy Digital LLC [****]

Borrower shall provide Collateral to Lender to the following wallet address of Lender:

[****]

BULLISH GLOBAL		GALAXY DIGITAL LLC

By:	[****]	By:	[****]
Name:	[****]	Name:	[****]
Title:	[****]	Title: